UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

Fortress Net Lease REIT
(Exact name of registrant as specified in its charter)

Maryland	000-56632	92-1937121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2025, FNLR OP LP, as borrower (the “Borrower”), Fortress Net Lease REIT, as guarantor (the “Company”), the other guarantors party thereto (together with the Company, the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), entered into that certain Second Amendment to Credit Agreement and Incremental Facilities Confirmation (the “Second Amendment”) with each lender and L/C Issuer party thereto and Bank of America, N.A. (“BofA”), as administrative agent (in such capacity, the “Administrative Agent”), amending that certain Credit Agreement, dated August 13, 2024 and as further amended on October 18, 2024, among the Loan Parties, the lenders, the L/C Issuer (each party thereto) and the Administrative Agent. Pursuant to the Second Amendment, the Borrower’s right to request that the principal amount of the Credit Facilities (as defined below) be increased, subject to certain conditions, was amended from an amount not exceeding $1,000,000,000 to an amount not exceeding $1,500,000,000 (such amount, the “Incremental Facility Maximum”).  In connection with the effectiveness of the Incremental Facility Maximum, the aggregate principal amount of the Credit Facilities was increased from $900,000,000 to $1,075,000 in the form of (i) an increase in the aggregate commitments to the revolving credit facility from $755.0 million to $892.5 million, of which $25.0 million is available for standby letters of credit (the “Revolving Credit Facility”) and (iii) an increase in the aggregate outstanding principal amount of the term loan from $145.0 million to $182.5 million (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”).

The foregoing description is only a summary of the material provisions of the Second Amendment and is qualified in its entirety by reference to the full text of the Credit Facilities, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement and Incremental Facility Confirmation, dated April 11, 2025, by and among FNLR OP LP, as borrower, Fortress Net Lease REIT, as guarantor, the other guarantors party thereto, each lender and L/C Issuer party thereto, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2025

Fortress Net Lease REIT

	By:	/s/ Avraham Dreyfuss
	Name:	Avraham Dreyfuss
	Title:	Chief Financial Officer